                                                                   Exhibit 10.18

                 AMENDED AND RESTATED LIMITED GUARANTY AGREEMENT

                  THIS AMENDED AND RESTATED LIMITED GUARANTY AGREEMENT (this "Agreement"), dated as of September 5, 1996, made by MICHAEL J. BARRIST, CHARLES
C. PIOLA, JR., ANNETTE H. BARRIST and BERNARD R. MILLER, each an adult individual residing in the Commonwealth of Pennsylvania (collectively the "Guarantors"), in favor of MELLON BANK, N.A., a national banking association (the "Lender").

                                    RECITALS

                  A. NCO FINANCIAL SYSTEMS, INC., a Pennsylvania corporation ("NCO Financial") entered into a Credit Agreement dated as of July 28, 1995 (the "Credit Agreement") with the Lender. The Guarantors, as owners of all of the outstanding shares of stock of NCO Financial, derived substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                  B. As a condition precedent to the extension of credit under the Credit Agreement, the Guarantors executed and delivered to the Lender a Limited Guaranty Agreement dated July 28, 1995 (the "Original Limited Guaranty").

                  C. On the date hereof, NCO of New York, Inc. ("NCO New York"), as a assignee of NCO Financial, will acquire all of the outstanding common stock of Management Adjustment Bureau, Inc. ("MAB") in an acquisition more particularly described in a Stock Purchase Agreement dated as of July 18, 1996 among the owners of the stock and NCO Financial.

                  D. In order to finance the acquisition of MAB by NCO New York, NCO Financial has requested that the Lender increase the amount of the credit facilities extended by the Lender to NCO Financial pursuant to the Credit Agreement to $15,000,000 and add NCO Group, Inc. ("NCO Group"), NCO New York and NCO Funding, Inc. ("NCO Funding") as co-borrowers under the credit facilities. (Hereinafter, NCO Group, NCO Financial, NCO Funding and NCO New York shall collectively be referred to as the "Borrowers".)

                  E. The Borrowers and the Lender have agreed to increase the amount of the credit facilities and to enter into an Amended and Restated Credit Agreement dated of even date herewith (the "Amended and Restated Credit Agreement").

                  F. In order to secure the Guaranteed Obligations (as defined below), the Guarantors have executed and delivered an Amended and Restated Stock Pledge Agreement dated of even date herewith (as amended from time to time, the "Stock Pledge Agreement") pursuant to which the Guarantors have pledged all of the outstanding shares of stock of NCO Group.

                  G. It is a condition precedent to the extension of credit under the Amended and Restated Credit Agreement that the Guarantors amend and restate the Original Limited Guaranty by executing and delivering this Agreement. This Agreement is made by the Guarantors among other things to induce the Lender to enter into the Loan Documents (as defined below), and to induce the Lender to extend credit under the Amended and Restated Credit Agreement.

                  H. The Guarantors acknowledge that the Lender has relied and will rely on this Agreement in entering into the Loan Documents and extending credit under the Amended and Restated Credit Agreement. The Guarantors further acknowledge that they have, independently and without reliance upon the Lender or any representation by or other information from the Lender, made their own credit analysis and decision to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the Guarantors hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.1. Definitions. (a) General. Capitalized terms not otherwise defined herein shall have the meanings given in the Amended and Restated Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

                  "Guaranteed Obligations" shall mean all obligations from time to time of the Borrowers to the Lender under or in connection with any Loan Document, including all obligations to pay principal, interest, fees, indemnities or other amounts, in each case whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrowers or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim thereof is not enforceable or allowable in such proceeding).

                  "Loan Documents" shall mean the Amended and Restated Credit Agreement, this Agreement, the Amended and Restated Stock Pledge Agreement dated September 5, 1996 from the Guarantors in favor of the Lender, the $15,000,000 Amended and Restated Revolving Credit Note dated September 5, 1996 from the Borrowers in favor of the Lender, the Amended and Restated Security Agreement dated September 5, 1996 from the Borrowers in favor of the Lender, the Warrant Agreement dated July 28, 1995 by and between NCO Financial and the Lender, as amended by that certain Amendment to Warrant Agreement dated September 5, 1996, the 1996 Warrant Agreement dated September 5, 1996 by and between NCO Group and the Lender, the Stock Pledge Agreement dated September 5, 1996 from NCO Group in favor of the Lender, the Guaranty and Suretyship Agreement dated September 5, 1996 from MAB in favor of the Lender, the Security Agreement dated September 5, 1996 from MAB in favor of the Lender and all agreements and instruments from time to time delivered under or in connection with any of the foregoing, in each case as the same may be amended from time to time.

                  (b) Other Definitions. The following terms are defined in this Agreement in the Section or other place indicated:

         "Amended and Restated
            Credit Agreement"                                       Recitals
         "Borrowers"                                                Recitals
         "Credit Agreement"                                         Recitals
         "direct and indirect security"                             2.3(d)
         "Guarantors" Preamble "Lender"                             Preamble
         "MAB"                                                      Recitals
         "NCO Financial"                                            Recitals
         "NCO Funding"                                              Recitals
         "NCO Group"                                                Recitals
         "NCO New York"                                             Recitals
         "notices"                                                  4.3
         "Original Limited Guaranty"                                Recitals
         "Related Litigation"                                       4.7(b)
         "Stock Pledge Agreement"                                   Recitals


                                   ARTICLE II
                             GUARANTY AND SURETYSHIP

                  2.1. Guaranty and Suretyship. The Guarantors hereby absolutely, unconditionally and irrevocably guarantee and become surety for the full and punctual payment and performance of the Guaranteed Obligations as and when such payment or performance shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents. This Agreement is an agreement of suretyship as well as of guaranty, is a guarantee of payment and performance and not merely of collectibility, and is in no way conditioned upon any attempt to collect from or proceed against the Borrowers or any other Person or any other event or circumstance. The obligations of the Guarantors under this Agreement are direct and primary obligations of the Guarantors and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantors regardless of whether action is brought against the Borrowers or any other Person or whether the Borrowers or any other Person are joined in any such action or actions.

                  As to that portion of the Guaranteed Obligations covered by the Original Limited Guaranty, it is intended that this Section 2.1 shall, without limitation, operate to confirm the continuation of the guaranty and suretyship originally created under the Original Limited Guaranty.

                  2.2. Limited Recourse. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no recourse shall be had for the payment or performance of the Guaranteed Obligations against the Guarantors or any assets of the Guarantors, nor shall the Guarantors be personally liable for the Guaranteed Obligations, except that recourse may be had against the Collateral (as defined in the Stock Pledge Agreement) which has been pledged to the Lender by the Guarantors in the Stock Pledge Agreement, provided, however, that nothing contained herein shall constitute a waiver of any of the Guaranteed Obligations.

                  2.3. Obligations Absolute. The Guarantors agree that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the Guaranteed Obligations, any of the terms of the Loan Documents or the rights of the Lender or any other Person with respect thereto. The obligations of the Guarantors under this Agreement shall be absolute, unconditional and irrevocable, irrespective of any of the following:

                  (a) any lack of legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization, dissolution or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guaranteed Obligations;

                  (b) any increase, decrease or change in the amount, nature, type or purpose of any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method or place of payment or performance of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any additional Loan Documents; or any amendment to, or refinancing or refunding of, any Loan Document or any of the Guaranteed Obligations;

                  (c) any impairment by the Lender or any other Person of any recourse of the Guarantors against the Borrowers or any other Person; any failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any impairment by the exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrowers or any other Person under or in connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against the Guarantors; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Guaranteed Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Guaranteed Obligations entitled to the benefits of this Agreement, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations;

                  (d) any taking, exchange, amendment, termination, subordination, release, loss or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay or wrongful action by the Lender or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by the Lender or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations. As used in this Agreement, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Obligations, made or on behalf of any Person;

                  (e) any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrowers or any other Person; any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrowers or any other Person; or any action taken or election made by the Lender (including any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrowers or any other Person in connection with any such proceeding;

                  (f) any defense, setoff or counterclaim (including any defense of failure of consideration, breach of warranty, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction or usury, and excluding only the defense of full, strict and indefeasible payment and performance), which may at any time be available to the Borrowers or any other Person with respect to any Loan Document or any of the Guaranteed Obligations; or any discharge by operation of law or release of the Borrowers or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations; or

                  (g) any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, the Borrowers, the Guarantors, a guarantor or a surety, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations.

                  2.4. Waivers, etc. The Guarantors hereby waive any defense to or limitation on their obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 2.3. Without limitation, the Guarantors waive each of the following:

                  (a) all notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against the Guarantors, including (i) any notice of any event or circumstance described in Section 2.3, (ii) any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction,

         (iii) any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guaranteed Obligations,
         (iv) any notice of the incurrence of any Guaranteed Obligation, (v) any notice of any default or any failure on the part of the Borrowers or any other Person to comply with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations, and (vi) any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrowers or any other Person;

                  (b) any right to any marshalling of assets, or to the exercise against the Borrowers or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of the Lender or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any requirement of acceptance of this Agreement, and any requirement that the Guarantors receive notice of such acceptance; and

                  (c) any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or similar laws), or by reason of any election of remedies or other action or inaction by the Lender (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guaranteed Obligations), which results in denial or impairment of the right of the Lender to seek a deficiency against the Borrowers or any other Person, or which otherwise discharges or impairs any of the Guaranteed Obligations or any recourse of the Guarantors against the Borrowers or any other Person.

                  2.5. Reinstatement. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be returned by the Lender for any reason, all as though such payment had not been made.

                  2.6. No Stay. Without limitation of any other provision of this Agreement, if any acceleration of the time for payment or performance of any Guaranteed Obligation, or any condition to any such acceleration, shall at any time be stayed, enjoined or prevented for any reason (including stay or injunction resulting from the pendency against the Borrowers or any other Person of a bankruptcy, insolvency, reorganization, dissolution or similar proceeding), the Guarantors agree that, for purposes of this Agreement and their obligations hereunder, such Guaranteed Obligation shall be deemed to have been accelerated, and such condition to acceleration shall be deemed to have been met.

                  2.7. Subrogation, etc. The Guarantors hereby irrevocably waive and release any and all rights they now have or hereafter may have (known and unknown, whether arising by operation of law, by agreement or otherwise) against the Borrowers or any other Person arising from the existence, payment, performance or enforcement of any of the obligations of the Guarantors under or in connection with this Agreement or any other Loan Document, including any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity.

                  2.8. Continuing Agreement. This Agreement is a continuing guaranty and shall continue in full force and effect until all Guaranteed Obligations and all other amounts payable under this Agreement have been paid and performed in full, and all commitments to extend credit under the Loan Documents have terminated, subject in any event to reinstatement in accordance with Section 2.5. This Agreement shall terminate upon the occurrence of a Qualified IPO (as defined in the Amended and Restated Credit Agreement).


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  Each Guarantor hereby represents and warrants to the Lender as follows:

                  3.1. All the Guarantors are sui juris and of full capacity to make and perform this Agreement.

                  3.2 This Agreement has been duly executed and delivered by the Guarantors and such execution and delivery and the performance by the Guarantors of the Guarantors' obligations hereunder will not to the best of each Guarantor's knowledge, violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Guarantors are a party or by which the Guarantors or any of the Guarantors' property is bound, and this Agreement is a legal, valid and binding obligation of the Guarantors enforceable in accordance with its terms.

                  3.3 Representations and Warranties Remade at Each Extension of Credit. Each request (including any deemed request) by the Borrowers for any extension of credit under any Loan Document shall be deemed to include a representation and warranty by the Guarantors to the Lender that the representations and warranties made by the Guarantors in this Article III are true and correct on and as of the date of such request with the same effect as though made on and as of such date. Failure by the Lender to receive notice from the Guarantors to the contrary before the Lender makes any extension of credit under any Loan Document shall constitute a further representation and warranty by the Guarantors to the Lender that the representations and warranties made by the Guarantors in this Article III are true and correct on and as of the date of such extension of credit with the same effect a though made on and as of such date.


                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1. Amendments, etc. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by the Guarantors herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Lender. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  4.2. No Implied Waiver; Remedies Cumulative. No delay or failure of the Lender in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Lender under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

                  4.3. Notices. Except to the extent, if any, otherwise expressly provided herein, all notices and other communications (collectively "notices") under this Agreement shall be in writing (including facsimile transmission) and shall be sent by first-class mail, by nationally-recognized overnight courier, by personal delivery, or by facsimile transmission in all cases with charges prepaid.

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If to Lender:                      MELLON BANK, N.A.
                                   Plymouth Meeting Executive Campus
                                   610 West Germantown Pike
                                   Suite 200
                                   Plymouth Meeting, PA 19462
                                   Attn:  Liz A. Mellace
                                   Phone:  (610) 941-8425
                                   Fax:    (610) 941-4136

With a copy to:                    REED SMITH SHAW & McCLAY
                                   2500 One Liberty Place
                                   Philadelphia, PA 19103
                                   Attn:  Ben Burke Howell, Esq.
                                   Phone:  (215) 851-8172
                                   Fax:    (215) 851-1420

If to Guarantors:                  MICHAEL J. BARRIST
                                   President & Chief Executive Officer
                                   NCO Financial Systems, Inc.
                                   1740 Walton Road
                                   Blue Bell, PA 19422-0987
                                   Phone:
                                   Fax:

                                   CHARLES C. PIOLA, JR.
                                   Executive Vice President
                                   NCO Financial Systems, Inc.
                                   1740 Walton Road
                                   Blue Bell, PA 19422-0987
                                   Phone:
                                   Fax:

                                   ANNETTE H. BARRIST
                                   Secretary
                                   NCO Financial Systems, Inc.
                                   1740 Walton Road
                                   Blue Bell, PA 19422-0987
                                   Phone:
                                   Fax:

                                   BERNARD R. MILLER
                                   Senior Vice President of Planning
                                   NCO Financial Systems, Inc.
                                   1740 Walton Road
                                   Blue Bell, PA 19422-0987
                                   Phone:
                                   Fax:

With a copy to:                    BLANK, ROME, COMISKY & McCAULEY
                                   Four Penn Center Plaza
                                   Philadelphia, PA 19103
                                   Attn:  Joel C. Shapiro, Esq.
                                   Phone:  (215) 569-5476
                                   Fax:    (215) 569-5555

and to:                            JOSHUA GINDIN, ESQ.
                                   1700 Two Logan Square
                                   18th & Arch Streets
                                   Philadelphia, PA 19103
                                   Phone:  (215) 567-5830
                                   Fax:    (215) 636-0366


Any properly given notice shall be effective when received, except that properly given notices to the Guarantors shall be effective at the following time, if earlier: if given by telephone, when telephoned; if by first-class mail, three Business Days after deposit in the mail; if by overnight courier, one Business Day after pickup by such courier; and if by facsimile transmission, upon transmission. The Lender may rely on any notice (whether or not made in a manner contemplated by this Agreement) purportedly made by or on behalf of the Guarantors, and the Lender shall have no duty to verify the identity or authority of the Person giving such notice.

                  4.4. Expenses. Each Guarantor agrees to pay upon demand all reasonable expenses (including reasonable fees and expenses of counsel) which the Lender may incur from time to time arising from or relating to the or exercise, enforcement or preservation of rights or remedies under, this Agreement, arising from or related to such Guarantor's breach of this Agreement.

                  4.5. Construction. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular, the plural and the part the whole; "or" is not exclusive; and "include" means include without limitation (and similarly for similar terms). This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement. Section and other references in this Agreement are to this Agreement unless otherwise specified.

                  4.6. Successors and Assigns. This Agreement shall be binding upon the Guarantors, their successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and its successors and assigns.

                  4.7. Certain Legal Matters.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

                  (b) Submission to Jurisdiction and Venue; Consent to Service of Process; Waiver of Jury Trial; Etc. The Guarantors hereby irrevocably and unconditionally:

                  (i) agree that any action, suit or proceeding by any Person arising from or relating to this Agreement or statement, course of conduct, act, omission or event in connection with any of the foregoing (collectively, "Related Litigation") may be brought in any state or federal court of competent jurisdiction sitting in Philadelphia County, Pennsylvania, submit to the jurisdiction of such courts, and agree not to bring any Related Litigation in any other forum (but nothing herein shall affect the right of the Lender to bring any Related Litigation in any other forum);

                  (ii) acknowledge that such courts will be the most convenient forum for any Related Litigation, waive any objection to the laying of venue of any Related Litigation brought in any such court, waive any claim that any Related Litigation brought in any such court has been brought in an inconvenient forum, and waive any right to object, with respect to any Related Litigation, that such court does not have jurisdiction over them;

                  (iii) consent and agree to service of any summons, complaint or other legal process in any Related Litigation by registered or certified U.S. mail, postage prepaid, to them at the addresses for notices described in this Agreement, and consent and agree that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law); and

                  (iv) waive the right to trial by jury in any Related
         Litigation.

                  (c) Limitation of Liability. No claim may be made by the Guarantors against the Lender or any affiliate, director, officer, employee, attorney or agent of the Lender for any special, indirect, or consequential damages in respect of any claim arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event in connection with any of the foregoing (whether for breach of contract, tort or any other theory of liability); and the Guarantors hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist.

                  IN WITNESS WHEREOF, the Guarantors have caused this Agreement to be duly executed and delivered as of the date first above written.

WITNESS:

/s/JOEL SHAPIRO                              /s/ MICHAEL J. BARRIST
- --------------------------------             --------------------------
JOEL SHAPIRO                                 MICHAEL J. BARRIST

WITNESS:

/s/ JOSHUA GINDEN                            /s/ CHARLES C. PIOLA, JR.
- --------------------------------             --------------------------
                                             CHARLES C. PIOLA, JR.

WITNESS:

/s/ JOSHUA GINDEN                            /s/ ANNETTE H. BARRIST
- --------------------------------             --------------------------
                                             ANNETTE H. BARRIST

WITNESS:

/s/ JOSHUA GINDEN                            /s/ BERNARD R. MILLER
- --------------------------------             --------------------------
                                             BERNARD R. MILLER



ACCEPTED AND AGREED:

MELLON BANK, N.A.


By: /s/ LIZ A. MELLACE
   -----------------------------------
   LIZ A. MELLACE
   Assistant Vice President